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                                                                EXHIBIT (10)(a)

                            THE LUBRIZOL CORPORATION

                        1975 EMPLOYEE STOCK OPTION PLAN

    1. Purpose of Plan. The purpose of this Plan is to advance the interest of The Lubrizol Corporation (hereinafter called the "Corporation") and its share-holders by providing a means whereby employees of the Corporation and its sub-sidiaries may be given an opportunity to purchase Common Shares (hereinafter called "shares") of the Corporation under options granted under the Plan which may be (i) options which are intended to qualify as "qualified stock options" under Section 422 of the Internal Revenue Code of 1954, as amended, (hereinafter called a "qualified stock option"), and (ii) options which are not intended so to qualify under the Internal Revenue Code (hereinafter called a "nonstatutory stock option"), to the end that the Corporation may retain present personnel upon whose judg- ment, initiative and efforts the successful conduct of the business of the Corporation largely depends, and may attract new personnel.

    2. Shares Subject to the Plan. The aggregate number of shares of the Corpo-ration for which options may be granted under this Plan shall be 300,000; provided, however, that whatever number of said shares shall not have been issued pursuant to the exercise of options at the time of any stock split, stock dividend or other change in the Corporation's capitalization shall be appropriately and proportionately adjusted to reflect such stock dividend, stock split or other change in capitalization. Such shares shall be made available from authorized but unissued or reacquired shares of the Corporation. If an option shall expire or terminate for any reason without being exercised in full, the unpurchased shares shall become available for other options to be granted under this Plan.

    3. Stock Option Committee. This Plan shall be administered under the supervision of a Stock Option Committee (hereinafter called the "Committee"), composed of not less than three directors of the Corporation appointed by the Board of Directors. The members of the Committee shall not be eligible, and shall not have been eligible for a period of at least one year prior to their appointment, to participate in this Plan or any other plan of the Corporation or of any affiliate (as defined under the Securities Exchange Act of 1934) of the Corporation- entitling

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the participants therein to acquire stock or qualified, restricted or employee stock purchase plan options (as respectively defined in Sections 422, 423 and 424 of the Internal Revenue Code) of the Corporation or any affiliate of the Corporation. Members of the Committee shall serve at the pleasure of the Board of Directors, and may resign by written notice filed with the Chairman of the Board or the Secretary of the Corporation. A vacancy in the membership of the Committee shall be filled by the appointment of a successor member by the Board of Directors. Until such vacancy is filled, the remaining members shall constitute a quorum and the action at any meeting of a majority of the entire Committee, or an action unanimously approved in writing, shall constitute action of the Committee. Subject to the express provisions of this Plan. the Committee shall have conclusive authority to construe and interpret the Plan and any stock option agreement entered into there- under and to establish, amend, and rescind rules and regulations for its administra- tion and shall have such additional authority as the Board of Directors may from time to time determine to be necessary or desirable.

    4. Granting of Options. The Committee from time to time shall designate from among the full-time key employees of the Corporation and its subsidiaries those employees to whom qualified and nonstatutory stock options to purchase shares shall be granted under this Plan and the number of shares which shall be subject to each option so granted. The Committee shall direct an appropriate officer of the Corporation to execute and deliver option agreements to employees reflecting the grant of options. All actions of the Committee under this Paragraph shall be conclusive; provided, however, that the aggregate number of shares for which an option or options may be granted to any one employee under this Plan shall not exceed 15,000 (subject to appropriate and proportionate adjustment in accord- ance with Paragraph 2 hereof) and no qualified stock option shall be granted to any employee if, after the granting of such option, the aggregate of the shares specified by such option together with the shares then owned by the employee, would constitute more than five percent (5%) of the total combined voting power or value of all classes of shares of the Corporation or of a parent or subsidiary of the Corporation. For the purpose of the preceding sentence, an employee shall be deemed to own all shares which are attributable to him under Sections 422(c) (3) and 425(d) of the Internal Revenue Code (including, without limiting the generality of the foregoing, shares which are owned by his brothers, sisters, spouse, ancestors and lineal descendants).

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    5. Option Period. The option rights granted under this Plan to any employee shall expire on a date not later than five years in the case of a qualified stock option and not later than ten years in the case of a nonstatutory stock option after the date on which the option rights are so granted to him.

    6. Option Price. The option price shall be fixed by the Committee and set forth in the Option Agreement, which price in no case shall be less than the per share fair market value of the outstanding shares of the Corporation at the time that the option is granted, as determined by the Committee. The Committee may fix such option price in terms of a formula and authorize one or more officers of the Corporation to compute the price in accordance with that formula. The date on which the Committee approves the granting of an option shall be deemed the date on which the option is granted.

    7. Option Agreement. The Option Agreement in which option rights are granted to an employee shall be in the applicable form (consistent with this Plan) from time to time approved by the Committee and shall be signed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation, other than the employee who is a party thereto, and shall be dated as of the date of the granting of the option, as determined in Paragraph 6 hereof.

    8. Amendment and Termination of the Plan. The Corporation, by action of its Board of Directors, reserves the right to amend, modify or terminate at any time this Plan, or, by action of the Committee with the consent of the optionee, to amend, modify or terminate any outstanding option agreement, except that the Corporation may not, without further shareholder approval, increase the total number of shares as to which options may be granted under the Plan (except increases attributable to the adjustments authorized in Paragraph 2 hereof) or change the employees or class of employees eligible to receive options, and no action shall be taken by the Corporation which will impair the validity of any option then outstanding or which, with regard to qualified stock options, will prevent such options issued or to be issued under this Plan from being "qualified stock options" under Section 422 of the Internal Revenue Code, or subsequent comparable statute, or prevent such options issued pursuant to this Plan from meeting the requirements for exemption from Section 16(b) of the Securities Exchange Act of 1934, or sub-

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sequent comparable statute, as set forth in Rule 16b-3 under said Act or subsequent comparable rule.

    9. Subsidiary. The term "subsidiary" as used herein shall mean any corpora-tion in an unbroken chain of corporations beginning with the Corporation and ending with the employer corporation if, at the time of the granting of the option, each of the corporations other than the employer corporation owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    10. Effective Date of Plan. The Plan shall be effective upon adoption of the Plan by the Board of Directors of the Corporation. The Plan shall be submitted to the shareholders of the Corporation for approval within one year after its adoption by the Board of Directors, and if the Plan shall not be approved by the shareholders within said period, the Plan shall be void and of no effect. Any options granted under the Plan prior to the date of approval by the shareholders shall be void if such shareholders' approval is not obtained.

    11. Expiration of Plan. Options may be granted under this Plan at any time prior to January 26, 1985, on which date the Plan shall expire but without affecting any options then outstanding.

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                                 RESOLUTIONS OF
                 THE ORGANIZATION AND COMPENSATION COMMITTEE OF
                  THE LUBRIZOL CORPORATION BOARD OF DIRECTORS

                                 June 19, 1989

     WHEREAS, The Lubrizol Corporation 1975 Employee Stock Option Plan ("the plan") was adopted by the Board of Directors of the Corporation on January 27, 1975 and approved by the shareholders of the Corporation on April 28, 1975;

     WHEREAS, Nonstatutory options have been granted under the Plan pursuant to a Nonstatutory Stock Option Agreement in a form previously approved by this Committee;

     WHEREAS, The Plan provides that it shall be administered under the supervision of a committee (the "Committee") composed of not less than three directors of the Corporation appointed by the Board of Directors;

     WHEREAS, The current form of Nonstatutory Stock Option Agreement provides for the payment by cash or check upon exercise of an option;

     WHEREAS, The current form of Nonstatutory Stock Option Agreement provides for the payment of applicable withholding taxes due on account of the exercise of an option by remittance of cash to the Corporation and/or withholding of salary by the Corporation;

     WHEREAS, The Committee desires to allow for payment of applicable with-holding taxes through retention by the Corporation of Lubrizol Common Shares which would otherwise be received by an optionee upon exercise of an option;

     The following resolutions are hereby adopted:

          RESOLVED, Pursuant to the authority granted to this Committee in Paragraph 8 of the Plan, that the form of Nonstatutory Stock Option Agreement for the Plan be amended by deleting Section 12 in its entirety and substituting therefor a new Section 12 in the form attached hereto;

          RESOLVED, That all elections that may be made by optionees who are officers of the Corporation to use Lubrizol Common Shares to satisfy their tax withholding obligations arising from the exercise of options granted under the plan are hereby approved, subject to the right of this Committee to disapprove any particular election or revoke this advance approval; and

          RESOLVED, That the Chairman of the Board, the President, any Vice President, and any one of them is authorized to execute amendments to outstanding Nonstatutory Stock Option Agreements, to modify the form of Exercise of Option, and to take such other actions as they deem necessary or appropriate, in order to effectuate the modification described in, and carry out the intent and purpose of, the foregoing resolutions.

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     Section 12.  Subject to the terms and conditions hereof, this option may be exercised by delivering to Lubrizol at the office of its Chief Financial Officer a written notice, signed by the person entitled to exercise the option, of the election to exercise in whole or in part such option and stating the number of Shares to be purchased. Such notice shall, as an essential part thereof, be accompanied by the payment of the full purchase price of the Shares then to be purchased. Optionee shall also pay, within the time period specified by the Corporation, the amount, if any, required to be withheld for Federal, state and local tax purposes on account of the exercise of the option. Such payment may be made in cash (which may include withholding from the optionee's next salary payment), in Lubrizol Common Shares, or in any combination of cash and Lubrizol Common Shares, at the election of the optionee; provided, however, that if any officer of the Corporation desires to use Lubrizol Common Shares for payment of any portion of this withholding tax, such officer may not make an election to do so within six (6) months after the option is granted and must make any such election either (i) during the period beginning on the third business day following the release of the Corporation's quarterly or annual financial statements and ending on the twelfth business day following such date, or (ii) no less than six (6) months prior to the date such withholding tax must be determined (the "Tax Date"). The Tax Date for an officer who exercises an option will be six
(6) months after the date of exercise of the option, unless he elects, pursuant to Section 83 of the Internal Revenue Code, to have his Tax Date be the date of exercise of the option. All elections must be made in writing and be submitted to the Corporation's Chief Financial Officer. All such elections by officers are irrevocable and are subject to the approval of the Committee. If an optionee who is not an officer of the Corporation elects to satisfy his withholding tax obligation with Lubrizol Common Shares, or if an optionee who is an officer so elects and has a Tax Date that is the date of exercise of the option, then such optionee may request that the Corporation withhold such number of Shares from those Shares otherwise issuable upon his exercise of the
option.   In the case of in optionee who is an officer with a Tax Date six (6)
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months after the date of exercise of the option, then such officer shall receive the full number of Shares otherwise due upon exercise of the option, but shall be unconditionally obligated to surrender to the Corporation, within the time specified by the Corporation, such number of Lubrizol Common Shares as is necessary to satisfy the withholding tax obligation when it is determined. For purposes of determining the number of Lubrizol Common Shares that are required to be withheld or surrendered to satisfy the withholding tax obligation, Lubrizol Common Shares shall be valued at the average of the high and low trading prices on the New York Stock Exchange on the date of exercise
of the option, or in the case of an officer, on the applicable Tax Date.   If
the determination of the withholding tax would require the withholding or surrender of a fractional Lubrizol Common Share, an electing optionee shall remit cash in lieu of such fractional Share. Upon payment of any required tax withholding, as described above, the option shall be deemed exercised as of the date the Corporation received the notice of the election to exercise the option. Payment of the full purchase price may be made, at the election of the Optionee, (a) in cash, (b) in Lubrizol Common Shares, or (c) in any combination of cash and Lubrizol Common Shares. Lubrizol Common Shares used in payment of the purchase price shall be valued at the average of the high and low trading prices on the New York Stock Exchange on the date of exercise. Upon the proper exercise of the option, Lubrizol shall issue in the name of the person exercising such option, and deliver to him a certificate or certificates for the Shares purchased. The Optionee agrees that as holder of the option he shall have no rights as a shareholder or otherwise in respect of any of the Shares as to which this option shall not have been effectively exercised as herein provided.






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